Exhibit 10.17B

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “First Amendment to Lease”) is made and entered into as of February 10, 2005 (the “Effective Date”) by and between MPTP HOLDING, LLC, a Delaware limited partnership (“Landlord”) and BIG BAND NETWORKS, INC., a Delaware corporation.

RECITALS

This First Amendment to Lease is entered into on the basis of, and with reference to, the following facts, understandings and intentions of the parties:

A. By that certain Lease dated August 20, 2002 (the “Lease”), Martin/Campus LLC, predecessor-in-interest to Landlord, leased and demised to Tenant approximately 15,736 rentable square feet of space (the “Premises”) in the office building known as 475 Broadway, Redwood City, California, as more particularly described in the Lease.

B. Landlord and Tenant now wish to amend the Lease to extend the Term of the Lease as more fully described in this First Amendment to Lease.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this First Amendment to Lease, Landlord and Tenant hereby agree as follows:

1. Defined Terms. Except as expressly provided otherwise in this First Amendment to Lease, the terms that are defined in the Lease have the same meanings when used in this First Amendment to Lease.

2. Term; Expiration Date; Option to Extend.

(a) As of the Effective Date, the “Term” as stated in the Lease Summary is amended to delete “Three (3) years” and to insert in the place thereof: “Three years and five months”.

(b) As of the Effective Date, the date “August 31, 2005” in clause (iii) of the first sentence of Section 4.A of the Lease is deleted and replaced with the date “January 31, 2006”. Accordingly, as of the Effective Date, the Expiration Date of the Lease is January 31, 2006.

3. Base Rent.

(a) As of the Effective Date, the “Monthly Rent” as stated in the Lease Summary is amended to delete the last line (which states “Months 25-36: $28,324.80”) and to insert in place thereof: “Months 25-41: $28,324.80”.

(b) As of the Effective Date, the date “August 31, 2005” in clause (iii) of Section 5.A of the Lease is deleted and replaced with the date “January 31, 2006”.

4. Improvements. Landlord has completed the Tenant Improvements required pursuant to Section 9 of the Lease. In connection with the extension of the Term pursuant to this First Amendment to Lease, Landlord shall have no obligation to install any alterations, additions or improvements or to do any work whatsoever in the Premises.

5. No Further Amendment. Except as amended by this First Amendment to Lease, the Lease shall continue in full force and effect and in accordance with all of its terms. This First Amendment to Lease and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this First Amendment to Lease. All provisions of the Lease affected by this First Amendment to Lease shall be deemed amended regardless of whether so specified in this First Amendment to Lease. Subject to the foregoing, if any provision of the Lease conflicts with the terms of this First Amendment to Lease, then the provisions of this First Amendment to Lease shall control.

6. Governing Law. This First Amendment to Lease shall be construed in accordance with and governed by the laws of the State of California.

7. Execution. This First Amendment to Lease shall not be effective until executed by all of the parties hereto.

8. Partial Invalidity. If any one or more of the provisions contained in this First Amendment to Lease shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

9. Effective Date of Amendment. The effective date of this First Amendment to Lease and each and every provision herein is the date first written above unless otherwise stated herein.

10. Representations and Warranties. As a material inducement to Landlord to enter into this First Amendment to Lease, Tenant represents and warrants to Landlord that, as of the date of this First Amendment to Lease:

(a) The Lease is in full force and effect. There are no defaults by Landlord or Tenant under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord or Tenant under the Lease. Tenant has no defenses or rights of offset under the Lease.

(b) Tenant has full right, power and authority to enter into this First Amendment to Lease. The Lease, as amended by this First Amendment to Lease, are binding obligations of Tenant, enforceable in accordance with their respective terms.

(c) Tenant is the sole lawful tenant under the Lease, and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises, or the right to occupy or use all or any part of the Premises.

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(d) Tenant has had no dealings with any real estate broker, agent or finder, and Tenant knows of no other real estate broker, agent or finder who is entitled to a commission in connection with this First Amendment to Lease. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker, agent or finder, occurring by, through or under Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date first written above.

LANDLORD:

MPTP HOLDING, LLC, a Delaware limited liability company

By:	MIDPOINT HOLDING, LLC, a Delaware limited liability company
Its:	Manager

	By:	CALYON NEW YORK BRANCH
	Its:	Member

		By:	/s/ David P. Messing
		Name:	David P. Messing
		Its:	Director

		By:	/s/ Michael J. Vanderley
		Name:	Michael J. Vanderley
		Its:	Director

TENANT:

BIG BAND NETWORKS, INC., a Delaware corporation
By:	/s/ Fred Ball
Name:	Fred Ball
Its:	CFO

By:
Name:
Its:

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